Exhibit 10.77

PROMISSORY NOTE

$37,000,000.00	July 1, 2014

FOR VALUE RECEIVED, the undersigned, BR T&C BLVD., LLC, a Delaware limited liability company, a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of COMPASS BANK, an Alabama banking corporation (together with its successors and assigns and any subsequent holder of this Note, “Lender”), the principal sum of Thirty-Seven Million and No/100 Dollars ($37,000,000.00), or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the rate or rates provided for in the Loan Agreement (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof and in the Loan Agreement. All payments of principal and interest shall be made in lawful money of the United States of America at the office of Compass Bank, 8333 Douglas Ave., Dallas, Texas 75225, or such other address as may be specified from time to time pursuant to the Loan Agreement.

1.          Loan Agreement; Defined Terms: This Note is executed and delivered pursuant to, and is subject to and governed by, the terms and provisions of that certain Construction Loan Agreement dated as of July 1, 2014 (as the same may be amended, restated or modified from time to time, the “Loan Agreement”), by and among Borrower, the Lenders a party thereto from time to time, and Compass Bank, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”), and is one of the promissory notes referred to in the Loan Agreement. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meaning assigned to such terms in the Loan Agreement. Reference also is made to the Loan Agreement for a statement of terms and provisions relevant to this Note but not contained herein.

2.          Interest and Payment Terms. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. In addition, payments of principal shall be payable at such times as provided in the Loan Agreement. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Requirements, bear interest at the Default Rate and if applicable, a Late Charge, as set forth in the Loan Agreement. The outstanding principal balance of this Note, unless accelerated in accordance with the Loan Agreement, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Documents, on the Maturity Date.

3.          Security. This Note is secured, in part, by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Deed of Trust”), dated of even date with the Loan Agreement, from Borrower to Lee Q. Vardaman, Trustee, for the benefit of Administrative Agent, on behalf of the Lenders, covering certain real and personal property in Harris County, Texas, described therein (the “Property”), to be filed of record in the Real Property Records of Harris County, Texas.

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4.          Usury Savings. The provisions of Section 10.12 of the Loan Agreement are incorporated herein by reference.

5.          Costs of Enforcement. Borrower promises to pay all costs of collection, including without limitation all foreclosure fees and reasonable attorneys’ fees, whether or not suit is filed or other legal action is instituted, incurred by Administrative Agent and the Lenders in enforcing the performance of Borrower’s obligations under this Note or any other Loan Document.

6.          Waivers. Except as otherwise specifically provided in the Loan Documents, Borrower and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive all notices concerning presentment for payment, demand, dishonor, nonpayment, intention to accelerate the maturity, protest together with Lender’s actions or inactions concerning its diligence in collecting and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

7.          Event of Default. If any Event of Default shall occur and remain uncured under the Loan Documents, then Administrative Agent may, at its option, without further notice or demand except as provided in the Loan Agreement, declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all liens and/or security interests securing payment hereof and pursue any and all other rights, remedies and recourses it may have. The rights and remedies of Administrative Agent and the Lenders under the Loan Documents and at law or in equity, or any one or more of them, shall be cumulative and concurrent, and maybe pursued singly, successively, or together at the sole discretion of Administrative Agent, and may be exercised as often as occasion therefore shall arise; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof or of any other right or remedy. Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Administrative Agent and/or Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Administrative Agent and the Lenders.

8.          Applicable Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS FROM TIME TO TIME IN EFFECT EXCEPT TO THE EXTENT PREEMPTED BY UNITED STATES FEDERAL LAW.

9.          Notices. Unless expressly provided otherwise herein, all notices, demands, approvals and other communications provided for herein shall be in writing and shall be delivered in accordance with the Loan Agreement.

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10.         General Provisions. Time is of the essence with respect to every provision hereof. This Note shall inure to the benefit of Lender, its successors and assigns and shall be binding on Borrower, its successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE OF BORROWER TO
PROMISSORY NOTE

BR T&C Blvd., LLC,
a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE – Compass Bank